UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

__________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 11, 2009

UNIVISION COMMUNICATIONS INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-12223 (Commission File Number)	95-4398884 (IRS Employer Identification No.)

605 Third Avenue, 12th Floor

New York, NY 10158

(Address of principal executive offices)

(212) 455-5200

(Registrant’s telephone number, including area code)

No Change

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Univision Communications Inc., the leading Spanish-language media company in the United States (the “Company”), today announced that it has entered into an agreement with the requisite group of its bank lenders to amend its senior secured credit agreement (the “Credit Agreement”). A copy of the Company’s press release announcing the proposed amendment is furnished herewith as Exhibit 99.1.

The proposed amendment will relax the financial covenant contained in the Credit Agreement and specify the amount of certain benefits used in the calculation of the Company’s EBITDA for the purposes of complying with the financial covenant.

The Company engaged Deutsche Bank Securities Inc. and Banc of America Securities LLC as joint arrangers in connection with the amendment.

The effectiveness of the amendment remains conditioned on the payment of an amendment fee to revolving lenders who consent to the amendment on or prior to June 16, 2009, and repayment (with simultaneous reductions in the related commitments) of revolving loans in an amount equal to $150 million, reducing the Company’s revolving credit facility to $600 million. The Company intends to make this repayment with cash on hand. In order for the amendment to become effective, all conditions must be satisfied by 5:00 p.m. (New York City time) on June 19, 2009.

The summary of the amendment is qualified in its entirety by reference to a copy of the form of the amendment which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits

Exhibit No.	Description
10.1	Form of Amendment No. 1 to Credit Agreement among Univision Communications Inc., Univision of Puerto Rico Inc. and the revolving lenders signatory thereto.

99.1	Press Release, dated June 11, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 11, 2009	UNIVISION COMMUNICATIONS INC.

	By:	/s/ Peter H. Lori
	Name:	Peter H. Lori
	Title:	Senior Vice President and Chief Accounting Officer